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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 9, 2001
                                                 --------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                          0-27832                    22-3755400
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey   07102
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  (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------

                                       N/A
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         (Former name or former address, if changed since last report.)

PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019

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Item 5. Other Events

On April 9, 2001 Phoenix Waste Services Company, Inc. (the "Company") completed the purchase from Louis Aboyoun and Edward Haefeli (the "Sellers") of all of the outstanding shares of All Jersey Express Company, Inc. ("All Jersey"). At the closing, the Company paid to the Sellers $500,000 in cash and a promissory note in the amount of $850,000 due April 8, 2004 with interest at 10% per annum, payable monthly. The Note is adjustable upwards to no more than $1,250,000 depending upon All Jersey's earnings before interest, taxes, depreciation and amortization ("EBITDA") for its fiscal year 2001.

All Jersey is a long haul transporter of municipal solid waste primarily from waste transfer stations in New Jersey and New York to designated landfills located in Pennsylvania and Ohio. For the calendar year ended 2000, All Jersey had revenues in excess of $4,000,000, and an EBITDA in excess of $450,000. All Jersey's financial statements show long term debt of approximately $500,000. As a wholly owned subsidiary of the Company, All Jersey will continue to be operated by its current president, Mr. Louis Aboyoun.

Item 7. Financial Statements and Exhibits

        (c)      Exhibits

                 2.0 Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc. and Louis Aboyoun and
                         Edward Haefeli, dated March 15, 2001 (without schedules).*

* Previously filed.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2000


                                           PHOENIX WASTE SERVICES COMPANY, INC.
                                           (Registrant)



                                           By /s/ Richard L. Franks
                                              --------------------------------
                                             Richard L. Franks, Vice-President,
                                                General Counsel, Secretary